                                                                   EXHIBIT 10.33

                                                                        May 2007

                                 SALES CONTRACT

                                                    Contract No.:
                                                    Date: 17th of May of 2007

The Seller      Baoding Tianwei Yingli New Energy Resources Co., Ltd ("Yingli"
                or "Seller")
                No. 3055, Middle Fuxing Road, Baoding City, China
                Tel:+86-312-8929801
                Fax: +86-312-3151881

The Buyer       Laxtron Energias Renovables                            ("Buyer")
                Calle Oquendo,23
                29006, Madrid
                Tel:+34 915158387
                Fax:+34 915158378

After friendly consultations in accordance with the principles of equality and mutual benefit, the undersigned Seller and Buyer have agreed to enter into a sales contract according to the terms and conditions stipulated below:

1. DESCRIPTION OF GOODS:

Commodity and                               Supplying
Specification                Quantity          Year       Unit Price & Terms        Total Amount
---------------              --------       ---------     ------------------      ----------------
Polycrystalline solar
modules with junction
boxes, cables and
connectors                    12 Mw             2007                              US$44,520,000
                                                           US$3,71/WpCIF
YL200  series
Total                                                                             US$44,520,000

2. PAYMENT CONDITIONS FOR 2007 WILL BE AS FOLLOWING:

The buyer will provide to Yingli with a revolving irrevocable letter of credit with a validity of 8 months at sight with the amount of 2 Mw (US$ 7,420,000 which is the monthly shipment). The Letter of Credit shall be opened with a bank and in form and content acceptable by Yingli.

This revolving letter shall be delivered upon the first delivery of the panels. This guarantee shall only secure the payment of the panels but not other obligations between the parties. This guarantee shall be returned upon the receipt of the last order of panels.

The price is CIF port Valencia, Spain and delivery into Olmedilla (Cuenca), Spain. Laxtron will be charged with the Spanish taxes (16% IVA).

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                                                                        May 2007

3. SHIPMENT AND DELIVERY:

      ETD IN MW              DELIVERY DATE       TOTAL MW
      ---------              -------------       --------
Before July 31, 2007                               2Mw
Before Aug 31, 2007                                2Mw
Before Sept 30, 2007                               2Mw
Before Oct 31, 2007                                2Mw
Before Nov 30, 2007                                2Mw
Before Dec 31,3007                                 2Mw
TOTAL                                             12Mw

Yingli guarantees the availability of above-mentioned allocated monthly quantities in 2007. Any changes to the production plan need to be communicated and to be accepted by Buyer in writing at least one month before ETD (i.e. beginning of May for ETD End of May).

Yingli will deliver 100% of the 12 Mw of solar modules before 1st December 2007. The delivery should be according to the above delivery schedule.

4. PORT OF LOADING:

XINGANG, China

5. DESTINATION AND TERMS OF DELIVERY:

[CIF] Olmedilia (Cuenca), Spain

6. PACKING:

Yingli shall be responsible for suitable packaging. Every Container will be shipped with one type of model within the YL200w series (YL210w or YL220w)

7. INSURANCE:

The insurance shall be all risk and war risk covering 110% value of the PV modules in the same currency as the price.

8. TRANSPORT RISK:

Any and every risk of transport shall pass to Buyer after delivery and acceptance of the solar modules at the premises of Buyer or the agreed place of delivery. Up to that time Yingli shall bear such risk.

9. POWER DELIVERED:

9.1.) Supplier's commitments each type of panel (Series YL200w) shall be IEC61215 certified. Each panel shall include an indelible mark with the reference which identifies it individually. Prior to the supply of the MODULES, the SELLER shall send to the BUYER (at the latest when the panels leave the factory) a copy of the panels' individualized power test (Individual Flash Report.) which must reflect at least the reference for each module, with the relevant test intensity and power values under standard conditions. YINGLI shall sell to LAXTRON only YL200w-type modules, comprising the following models:
YL210w, YL220w. The SELLER undertakes to assure LAXTRON

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                                                                        May 2007

that: - The power sum as measured by the manufacturer for each module shall be equal to or greater than the purchased power (12 Mw). The power sum for each "batch" (batch meaning the content of each container received) shall be at least 97% of the power sum measured by the manufacturer for each module. The content of each batch shall comprise solely one panel "model". Power, as measured by the manufacturer for each of the panels, shall have a tolerance +/-3 % relating to the labeled power of the "model".

9.2.) Work method-Verification

LAXTRON reserves the right to measure the real power of all panels delivered by the manufacturer. In all batches delivered (1 batch = 1 container), LAXTRON shall perform the relevant measurements to verify both that the modules are in perfect condition, and that power figure measured by the manufacturer is correct. If LAXTRON should discover any deviations in respect of power as measured by the manufacturer, it shall proceed as follows:

9.2.1. It will communicate to the manufacturer any deviations found and shall try to solve the problem with the manufacturer.

9.2.2. In the event of discrepancy, a sample shall be dispatched to the independent laboratory of the Energy, Environmental and Technological Investigation Centre (Centro de Investigaciones Energeticas, Medioambientales y Tecnologicas) (C.I.E.M.A.T) of National Centre for Renewable Energy (Centro Nacional de Energies Renovables) (CENER), at its election, which shall proceed to measure a total of modules. Both parties undertake to abide by the CIEMAT's or the CENER's technical verdict, and expressly waive any claim against it.

9.3.) Penalties for breach by the supplier

If it should be proved (by the procedure described in section 9.2.) that there are deviations in respect of the measurements made by the supplier, the latter must: - Bear all costs relating to the CIEMAT's measurement. - Perform the relevant economic adjustment in favor of LAXTRON, discounting from the price paid by LAXTRON the same percentage as the difference found between power purchased and power received. Payment of such amount shall take place within 10 working days from receipt of the CIEMAT's report; in the event of delay, a weekly penalty amounting to 1% of amounts to be returned shall apply. Additionally, LAXTRON reserves the right to return the panels and/or batches received which: - Are not in perfect condition - Do not meet the requirements mentioned in section 9.1, All costs associated with such return shall be borne by the supplier.

10. INDEMNIFICATION:

Each party shall indemnify and forever hold harmless the other party and its directors, managers, agents, employees from any and all liabilities, claims, costs (including reasonable attorney fees an expenses) damages and expenses arising from related to or otherwise in connection with any breach of the indemnifying party of any provision of this agreement, except to the extent such liabilities, claim, costs, damages and expenses result from the negligence or willful misconduct of an indemnified party.

11. CONFIDENTIALITY:

The parties undertake to keep the terms and conditions of this agreement and all information obtained as a result of this agreement in strict, confidence and further undertake not to disclose

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                                                                        May 2007

such information to any such party, except as may be required by law, regulatory authorities or stock exchange rules or as mutually agreed or provided for this agreement.

12. APPLICABILITY:

In addition to the terms and conditions reflected in this agreement, the general conditions of Yingli, which are attached to this agreement, shall apply.

TUV Certificate for the modules object of this contract should be submitted before 20th of June.

13. GENERAL TERMS:

(1) All solar panel's data for respective deliveries will be supplied to Buyer within 10 days before the each container's delivery date either with the transport documents or by email (as Excel table) with information regarding serial number, the established performance rating (flash protocol) and the technical properties (Voc, Isc, Vmp, Imp).

The conversion efficiency indicated in the contract or in the attached data sheet of module means typical efficiency after lamination with Power tolerance of (Plus or Minus)3%, for which no claims will be asked for.

(2) Buyer shall assume full responsibilities for any consequences arising from:
a) the use of packing, designs or pattern made to order, b) late submission of specifications or any other details necessary for the execution of this Sales confirmation; c) late payment. If Buyer fails to make any payment within the time stipulated in Article 2 hereof, then Buyer shall be liable to pay to Seller interest on such unpaid amounts from 15 days after the due date through the date such delayed payment is made in full. The applicable rate of interest shall be Euribor +3%.

(3) At the reasonable request of Seller, Buyer shall use its best efforts to provide Seller with the authentic use of modules and the flow tracking feedback.

If the seller fails to deliver on time according to the delivery schedule as specified in the table above, the Seller shall pay liquidated damages to the Buyer as follows:

1. Any delay of two weeks or less shall not be deemed as a delay and the seller shall not be liable for any liquidated damages.

SHIPMENTS FROM YINGLI TO LAXTRON:

2. PARTIAL DELAYS (monthly shipments) One week of partial delay shall be allowed without penalty; for each additional week, a penalty must be paid, according to which the supplier must pay 1% of any amounts delayed.

3. TOTAL DELAY Two weeks of total delay shall be allowed without penalty.

  a. For each additional week, a penalty must be paid, of 2% over the total amount paid for the panels.

  b. If total delay should exceed two months, this shall be deemed a serious breach, with penalty of 20% over the total amount paid for the panels

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                                                                        May 2007

      PAYMENTS FROM LAXTRON TO YINGLI:

4. PARTIAL DELAYS: (monthly payments) One week of partial delay shall be allowed without penalty; for each additional week, a penalty must be paid, according to which the buyer must pay 0,75% of any payments delayed. Also Laxtron will assume costs related to the warehouse of those modules.

5. TOTAL DELAY: Two weeks of total delay shall be allowed without penalty.

  a. For each additional week, a penalty must be paid, of 1% over the total amount of panels shipped.

  b. If total delay should exceed two months, this shall be deemed a serious breach, with a penalty of 10% over the total amount of panels shipped.

(4) In case of quality discrepancy, claim should be filed by the Buyer within 45 days after the arrival of the goods at port of destination. While for quantity discrepancy, claim should be filed by the Buyer within 15 days after the arrival of the goods at port of destination. It is understood that the Seller shall not be liable for any discrepancy of the goods shipped due to causes for which the Insurance Company, Shipping Company, other transportation organizations and /or Post Office are liable.

(5) The Seller warrants its Photovoltaic modules ("V-modules") to be free from defects in materials and workmanship under normal application, installation, and use and service conditions. If the PV-modules fail to conform to this warranty, then for a period ending [sixty months]from date of sale to the original end-customer, Seller may at its option, either repair or replace or refund the purchase price as paid by the Customer ("purchase price"). Yingli guarantees output power of PV module is more than 90% of the minimum Peak Power within 10 years and more than 80% in 25 years, if can't reach the warranty data, Yingli will replace such loss in power either by replacing the defective PV modules or by refunding the Purchase Price (details are shown in the warranty terms attached to this contract).

(6) All disputes arising from the execution of or in connection with this contract shall be settled through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to and finally settled by the Trade Arbitration Commission in London in accordance with its then effective arbitration rules. The arbitration award should be final and binding upon both parties.

(7) Insofar as the usage of the supplied goods requires rights of use with respect to patents, copyrights or other intellectual properties, Yingli hereby confirms and warrants that she holds full title in each and any patent, copyright or intellectual property being necessary to fulfill its contractual obligations.

(8) This agreement contains the entire agreement between the parties and supersedes all previous agreements between the parties concerning the subject matter hereof.

(9) This Contract is subject to the United Nations Convention on Contracts for the International Sale of Goods (CISG) and ICC Incoterms 2000.

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                                                                        May 2007

(10) Should any stipulation of this contract be or become invalid, this shall not affect the validity of the remaining stipulations. The Parties undertake to replace the invalid stipulation with another, which is as close as possible in its economic effects to the stipulation to be replaced.

(11) Notification in accordance with this agreement, whatever its purpose, must be by recorded delivery letter (registered mail) to the address mentioned on the top of the present agreement, except if more simple terms of notification are agreed by the parties.

14. VALIDITY OF THE CONTRACT:

This agreement is effective as of its date and will remain in effect until its termination by either party upon sixty (60) days written notice to the other. Both parties reserve the right to cancel agreement with immediate effect in the event that the other party is in breach of any of its duties under the agreement.

15. CONTRACT INFORMATION:

This Sales Confirmation is made in two original copies, one copy to be held by each Party in witness thereof.

17. REMARKS:

Seller:                               Buyer:

BAODING TIANWEI YINGLI                LAXTRON
NEW ENERGY RESOUCES CO.,LTD.          ENERGIAS RENOVABLES

/s/ Miao Liansheng                    /s/ Juan Carlos Smith Morrondo
---------------------------------     -------------------------------------
Name and Title: Miao Liansheng        Name and Title: Juan Carlos Smith Morrondo
                President and CEO                     Presidente de Laxtron

                                      APPENDIX A: Modules Warranty doc
                                      APPENDIX B: Data Sheets YL200W series

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                                                                        May 2007

ATTACHMENT: LIMITED WARRANTY FOR PV MODULES

1. LIMITED PRODUCT WARRANTY-FIVE YEAR REPAIR, REPLACEMENT OR REFUND REMEDY

BaoDing Tianwei Yingli New Energy Resources Co., Ltd ("Baoding Tianwei Yingli") warrants its Photovoltaic modules (PV-modules") to be free from defects in materials and workmanship under normal, application, installation, use and service conditions. If the PV-modules fail to conform to this warranty, then for a period ending sixty (60) months from date of sale to the original end-customer (" the customer"). Baoding Tianwei Yingli will, at its option, either repair or replace the product, or refund the purchase price as paid by the Customer ("Purchase price"). The repair or replacement or refund remedy shall be the sole and exclusive remedy provided under the limited Product Warranty and shall not extend beyond the sixty (60) month period set forth herein. This limited Product Warranty does not warrant a specific power output. Which shall be exclusively covered under clause 2 hereinafter (Limited Peak Power Warranty).

2 LIMITED PEAK POWER WARRANTY--LIMITED REMEDY

A: 10 YEARS

If, within ten (10) years from date of sale to the Customer any PV-module(s) exhibits a power output less than 90% of the minimum Peak Power at YL(1) as specified at the date of delivery in Baoding Tianewei Yingli's Product information Sheet, provided that such loss in power is determined by Baoding Tianwei Yingli (at its sole and absolute discretion) to be due to defects in material or workmanship, Baoding Tianwei Yingli will replace such loss in power by either providing to the customer additional PV-modules to make up such loss in power, or by replacing the defective PV module(s), or by refunding the Purchase Price taking into account a yearly depreciation of ten (10)% of the Purchase Price, at the option of Baoding Tianwei Yingli.

B: 25 YEARS

If, within a period of twenty-five(25) years from date of sale to the Customer any PV-module(s) exhibits a power output less than 80% of the minimum Peak Power at YL(1), provided that such loss in power is determined by Baoding Tianwei Yingli (at its sole and absolute discretion) to be due to defects in material or workmanship, Baoding Tianwei Yingli will replace such loss in power by either providing to the Customer additional PV-modules to make up such loss in power, or by replacing the defective PV-module(s), or by refunding the Purchase Price taking into account a yearly depreciation of four (4)% of the Purchase Price, at the option of Baoding Tianwei Yingli. The remedies set forth in this clause 2 shall be the sole and exclusive remedies provided under the limited Peak Power Warranty.

3 EXCLUSIONS AND LIMITATIONS

A: Warranty claims must in any event be filled within the applicable Warranty period.

B: The limited Warranties do not apply to any PV-modules which in Baoding Tianwei Yingli's absolute judgment have been subjected to:

-    Misuse, abuse, neglect or accident;

-    Alternation, improper installation or application;

- Non-observance of Boading Tianwei Yingli's installation-users and maintenance instructions;

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                                                                        May 2007

- Repair or modifications by someone other than an approved service technician of Baoding Tianwei Yingli;

- Power failure surges, lighting, flood, fire, accidental breakage or other events outside Baoding Tianwei Yingli's control.

C: The limited Warranties do not cover any transportation costs for return of the PV-modules, or for reshipment of any repaired or replaced PV-modules, or cost associated with installation, removal or reinstallation of the PV-modules.

D: Warranty claims will not be honored if the type or serial number of the PV-modules have been altered, removed or made illegible.

4 OBTAINING WARRANTY PERFORMANCE

If the customer feels he/she has a justified claim covered by this limited Warranty, he/she must immediately notify the (a) dealer, who sold the PV-modules, or (b) any authorized Baoding Tianwei Yingli distributor, of the claim in writing, or (c) send such notification directly to Baoding Tianwei Yingli. Together with the notification Customer should enclose evidence of the date of sale on which the Solar Products have been purchased. If applicable, Customer's dealer or distributor will give advice on handling the claim. If further assistance is required, Customer is invited to write Baoding Tianwei Yingli for instructions; the return of any PV-modules will not be accepted unless prior written authorization has been given by Baoding Tianwei Yingli.

5 SEVERABILITY

If a part, provision or clause of this limited Warranty, or the application thereof to any person or circumstance, is held invalid, void or unenforceable, such holding shall not affect and shall leave all other parts, provisions, clauses or applications of the limited Warranty, and to this end such other parts, provisions, clauses or applications of this Limited Warranty shall be treated as severable.

6 DISPUTES

No action, regardless of form, arising out of or in any way connected with this limited Warranty, may be brought by Customer more than one (1) year after the cause of action has accrued.

7 VARIOUS

The repair or replacement of the PV-modules or the supply of additional PV-modules does not cause the beginning of new Warranty terms, nor shall the original terms of this limited Warranty be extended. Any replaced PV-modules shall become the property of Baoding Tianwei Yingli. Baoding Tianwei Yingli has the right to deliver another type (different in size, colour, shape and /or power) in case Baoding Tianwei YingLi discontinued producing the PV-module in question at the time of the claim.

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8 FORCE MAJOR

Baoding Tianwei Yingli shall not be in any way be responsible or liable to the Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this limited Warranty, due to acts God, war, riots, strikes, unavailability of suitable and sufficient labour, material, die, or capacity or technical or yield failures and any unforeseen event beyond its control, including, without limitations, any technological or physical event or condition which is not reasonably known or understood at the time of the sale of the PV-modules or the claim.

Note:

1. "Peak Power" is the power in watt peak that a PV- module generates in its maximum power point. "YL" are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W perm(2) and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Baoding Tianwei Yingli valid at the date of manufacture of the PV-modules. Baoding Tianwei Yingli's calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

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